UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AEROJET ROCKETDYNE HOLDINGS, INC.

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INTRODUCTION

As previously disclosed, on December 20, 2020, Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company” or “Aerojet Rocketdyne”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin Corporation, a Maryland corporation (“Lockheed Martin”), and Mizar Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lockheed Martin (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation and a wholly owned subsidiary of Lockheed Martin.

In connection with the Merger, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A, dated February 5, 2021 (the “Definitive Proxy Statement”), with respect to the special meeting of the Company’s stockholders scheduled to be held on March 9, 2021 in connection with the Merger (the “Special Meeting”). As previously disclosed in the Definitive Proxy Statement under the heading “The Merger — Merger Litigation,” as of the date of the Definitive Proxy Statement, six lawsuits (the “Original Actions”) had been filed by purported stockholders of the Company against the Company and the members of the board of directors of the Company alleging, among other things, certain violations of securities laws. The Original Actions are captioned:

•	Richard Myers v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21- cv-00844, filed in the United States District Court for the Central District of California;

•	Alexa Hiramitsu v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00123, filed in the United States District Court for the District of Delaware;

•	Richard Feinhals v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00892, filed in the United States District Court for the Southern District of New York:

•	Shiva Stein v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-00962, filed in the United States District Court for the Central District of California;

•	Mateo Clark v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00994, filed in the United States District Court for the Southern District of New York; and

•	Guy Coffman v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-01917, filed in the United States District Court for the District of New Jersey.

Following the filing of the Definitive Proxy Statement with the SEC, five additional complaints (the “Additional Actions”) were filed against the Company and the members of the board of directors of the Company. The Additional Actions are captioned:

•	Robert Wilhelm v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-1348, filed on February 15, 2021 in the United States District Court for the Central District of California;

•	Hiten Patel v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-1349, filed on February 15, 2021 in the United States District Court for the Central District of California;

•	Sam Carlisle v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00281, filed on February 24, 2021 in the United States District Court for the District of Delaware;

•	Rachel Harney v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-00913, filed on February 26, 2021 in the United States District Court for the Eastern District of Pennsylvania; and

•	Darrell J. Clark v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-01749, filed on March 1, 2021 in the United States District Court for the Southern District of New York.

The Original Actions and the Additional Actions are referred to as the “Actions”. The Company and the other defendants disagree with the Actions and believe that no additional disclosure is required to supplement the Definitive Proxy Statement under applicable law. Nonetheless, in order to minimize the costs, risks and uncertainties inherent in litigation, to reduce the risk of any potential delay of the consummation of the Merger and to provide additional information to the Company’s stockholders, and without admitting any liability or wrongdoing, the Company is providing certain supplemental disclosures to the Definitive Proxy Statement as set forth below. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. To the contrary, the Company and the other defendants deny all allegations in the Actions that any additional disclosure was or is required and deny that they have committed any violation of law.

SUPPLEMENTAL DISCLOSURES

The following information supplements the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references are to pages in the Definitive Proxy Statement, and terms used below have the meanings set forth in the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Definitive Proxy Statement is indicated by ~~strikethrough text~~.

The disclosure under the heading “Proxy Statement Summary — Merger Litigation” on page 14 and the disclosure under the heading “The Merger — Merger Litigation” on page 95 of the Definitive Proxy Statement are each hereby amended and restated as follows:

On January 29, 2021, a lawsuit entitled Richard Myers v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21- cv-00844, styled as a putative class action, was filed in the United States District Court for the Central District of California against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Myers Action”). Also on January 29, 2021, a lawsuit entitled Alexa Hiramitsu v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00123, was filed in the United States District Court for the District of Delaware against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Hiramitsu Action”). On February 1, 2021, a lawsuit entitled Richard Feinhals v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00892, was filed in the United States District Court for the Southern District of New York against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Feinhals Action”). On February 2, 2021, a lawsuit entitled Shiva Stein v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-00962, was filed in the United States District Court for the Central District of California against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Stein Action”). On February 4, 2021, a lawsuit entitled Mateo Clark v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00994, was filed in the United States District Court for the Southern District of New York against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Clark Action”). Also on February 4, 2021, a lawsuit entitled Guy Coffman v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-01917, was filed in the United States District Court for the District of New Jersey against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Coffman Action”). On February 15, 2021, a lawsuit entitled Richard Wilhelm v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-01348, was filed in the United States District Court for the Central District of California against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Wilhelm Action”). Also on February 15, 2021, a lawsuit entitled Hiten Patel v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-01349, was filed in the United States District Court for the Central District of California against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Patel Action”). On February 24, 2021, a lawsuit entitled Sam Carlisle v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-00281, was filed in the United States District Court for the District of Delaware against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Carlisle Action”). On February 26, 2021, a lawsuit entitled Rachel Harney v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 2:21-cv-00913, was filed in the United States District Court for the Eastern District of Pennsylvania against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Harney Action”). On March 1, 2021, a lawsuit entitled Darrell J. Clark v. Aerojet Rocketdyne Holdings, Inc. et al., Case No. 1:21-cv-01749, was filed in the United States District Court for the Southern District of New York against Aerojet Rocketdyne and the members of the Aerojet Rocketdyne board of directors (the “Darrell Clark Action”). The Myers Action, the Hiramitsu Action, the Feinhals Action, the Stein Action, the Clark Action, ~~and~~ the Coffman Action, the Wilhelm Action, the Patel Action, the Carlisle Action, the Harney Action and the Darrell Clark Action are collectively referred to as the “Actions.” The Actions allege that the defendants violated Sections 14(a) (and Rule 14a-9 promulgated thereunder) and 20(a) of the Exchange Act by, among other things, omitting certain allegedly material information with respect to the Merger in the preliminary proxy statement filed by Aerojet Rocketdyne on January 25, 2021 (in the case of the Myers Action, the Hiramitsu Action, the Feinhals Action, the Stein Action, the Clark Action and the Coffman Action) and the definitive proxy statement filed by Aerojet Rocketdyne on February 5, 2021 (in the case of the Wilhelm Action, the Patel Action, the Carlisle Action, the Harney Action and the Darrell Clark Action). The Myers Action, ~~and~~ the Feinhals Action and the Darrell Clark Action also allege that the members of the Aerojet Rocketdyne board of directors breached their fiduciary duties in connection with the Merger, and the Myers Action further alleges that Aerojet Rocketdyne aided and abetted the directors’ alleged breaches of fiduciary duties. The plaintiffs in the Actions seek, among other things, injunctive relief, money damages and the costs of the Actions, including reasonable attorneys’ and experts’ fees.

Aerojet Rocketdyne and the members of its board of directors disagree with and intend to vigorously defend against the Actions. If the Actions are not resolved on a timely basis, the Actions could delay consummation of the Merger and result in additional costs to Aerojet Rocketdyne, including costs associated with the indemnification of directors. Additional plaintiffs may file lawsuits against Aerojet Rocketdyne and/or our directors and officers in connection with the Merger.

Under the heading “The Merger — Background of the Merger,” the fourth full paragraph on page 36 of the Definitive Proxy Statement is hereby amended and restated as follows:

On May 19, 2020, Aerojet Rocketdyne and Lockheed Martin entered into a confidentiality agreement (the “Confidentiality Agreement”) that included, among other things, customary confidentiality provisions and a 15-month standstill provision prohibiting Lockheed Martin from engaging in certain types of actions, including making any acquisition proposal with respect to Aerojet Rocketdyne (subject to certain exceptions), except that the Confidentiality Agreement did not restrict Lockheed Martin from initiating and engaging in private discussions with, and submitting certain confidential proposals to, the Aerojet Rocketdyne board of directors. The Confidentiality Agreement also provided that the standstill provisions would terminate and be of no further effect upon the occurrence of certain fundamental change events. Other than this Confidentiality Agreement, and the related Supplemental Confidentiality Agreement Governing the Establishment of a “Clean Team,” effective as of December 6, 2020, by and between Aerojet Rocketdyne and Lockheed Martin, Aerojet Rocketdyne did not enter into any confidentiality or standstill agreements with any potential counterparties to a potential strategic business combination transaction with Aerojet Rocketdyne in connection with the transaction process, including Company A, Company B, Company C, Company D and Company E.

Under the heading “The Merger — Background of the Merger,” the last paragraph on page 38 of the Definitive Proxy Statement is hereby amended and restated as follows:

Between August 14, 2020 and August 17, 2020, members of Aerojet Rocketdyne management met with representatives of Citi and two other financial advisors to conduct an assessment of the market, and Aerojet Rocketdyne management received feedback from representatives of Citi and the other two financial advisors regarding the likelihood that certain potential strategic buyers of Aerojet Rocketdyne would be interested in a strategic transaction with Aerojet Rocketdyne. Aerojet Rocketdyne did not formally engage these other two financial advisory firms to serve as a financial advisor to Aerojet Rocketdyne or the Aerojet Rocketdyne board of directors in connection with Aerojet Rocketdyne’s consideration of a potential transaction with Lockheed Martin, and neither is entitled to any compensation as a result of the Merger. During this time, Mr. Lichtenstein also had conversations with senior executives at Company A, Company C and Company D regarding Aerojet Rocketdyne’s business and prospects.

Under the heading “The Merger — Background of the Merger,” the fourth full paragraph on page 39 of the Definitive Proxy Statement is hereby amended and restated as follows:

During September and the first half of October 2020, Aerojet Rocketdyne management continued to evaluate, consider and, in one case, implement various alternatives to a strategic business combination transaction. Aerojet Rocketdyne management was focused on the effective utilization of the substantial amount of cash on its balance sheet, and therefore gave careful consideration to potential deployment of cash for alternative strategies, including the deployment of capital for a special dividend, redemptions and repurchases of Aerojet Rocketdyne’s outstanding convertible notes, a tender offer for shares of Aerojet Rocketdyne common stock and repurchases of shares of Aerojet Rocketdyne common stock pursuant to a share repurchase program that had been approved by the Aerojet Rocketdyne board of directors in March 2020, as well as the possibility of potential acquisitions by Aerojet Rocketdyne of other businesses. From time to time during this period, Aerojet Rocketdyne sought advice from outside advisors regarding these strategic actions, including financial advice from two financial advisory firms and legal advice from its outside securities counsel, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) and Morrison & Foerster LLP (“Morrison & Foerster”), and its outside mergers and acquisitions and governance counsel, Jenner & Block LLP (“Jenner & Block”). Aerojet Rocketdyne did not formally engage either of the two financial advisory firms referenced in the prior sentence to serve as a financial advisor to Aerojet Rocketdyne or the Aerojet Rocketdyne board of directors in connection with Aerojet Rocketdyne’s consideration of a potential transaction with Lockheed Martin, and neither is entitled to any compensation as a result of the Merger.

Under the heading “The Merger — Background of the Merger,” the last paragraph on page 42 of the Definitive Proxy Statement is hereby amended and restated as follows:

It was at this meeting that the Aerojet Rocketdyne board of directors confirmed, based on its assessment of the relative risks and uncertainties associated with its business (particularly management’s view of increasing uncertainty related to NASA’s SLS launch manifest and potential shifting priorities in space exploration under a potential new Presidential administration) and available alternative capital deployment and other strategies, that Aerojet Rocketdyne should shift its focus to pursue in earnest a transaction involving Lockheed Martin, but at a higher price than currently offered at that time by Lockheed Martin. The Aerojet Rocketdyne board of directors also determined that it would be useful to have the benefit of multiple advisory perspectives, including in respect of valuation matters, the market generally and other companies potentially interested in a business combination transaction involving Aerojet Rocketdyne. The Board also considered the fact that it is not uncommon for companies and their boards of directors to engage multiple advisory firms in connection with their consideration of a potential significant business combination transaction, and the Board also considered that it could be useful to receive fairness opinions from multiple advisory firms in connection with their consideration of a potential transaction, including a potential business combination transaction with Lockheed Martin. Throughout these presentations the Aerojet Rocketdyne board of directors asked questions and discussed the issues. After discussion, the Aerojet Rocketdyne board of directors then directed that management (1) review further with the assistance of outside advisors any financial and legal considerations regarding a potential near-term recapitalization or other capital deployment transaction, (2) pursue in earnest the possibility of a transaction with Lockheed Martin and begin negotiations to seek a higher price than Lockheed Martin’s September 30 indication of interest, based on Aerojet Rocketdyne’s then-current belief that $56.00 per share may not represent the best and final offer from Lockheed Martin, and (3) finalize the terms of Aerojet Rocketdyne’s formal engagement of each of Citi and Evercore as financial advisors and have those advisors review with the Aerojet Rocketdyne board of directors their respective preliminary financial analyses of Aerojet Rocketdyne and potential strategic alternatives to a potential business combination with Lockheed Martin.

The three paragraphs under the heading “The Merger — Opinion of Citigroup Global Markets Inc. – Financial Analyses – Discounted Cash Flow Analysis” beginning on page 60 and continuing onto page 61 of the Definitive Proxy Statement are hereby amended and restated as follows:

Citi conducted a discounted cash flow analysis of Aerojet Rocketdyne using the Base Case Forecast and the Adjusted Base Case Forecast. For each set of Aerojet Rocketdyne Forecasts, Citi calculated a range of present values (as of September 30, 2020) of the estimated unlevered after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate under that set of Aerojet Rocketdyne Forecasts during the fourth quarter of the fiscal year ending December 31, 2020 through the full fiscal year ending December 31, 2029 (such cash flows referred to as the “projected cash flows”). For purposes of this analysis, the projected cash flows provided by Aerojet Rocketdyne’s management were adjusted with management’s approval to exclude the impact of cash pension contributions and reimbursements, net environmental remediation cash flows and real estate cash flows (collectively, the “additional cash flow items”). The additional cash flow items were excluded from the projected cash flows on the basis that they are significant items that Aerojet Rocketdyne’s management believes are non-perpetual. The impact of cash pension contributions and reimbursements was reflected as a liability on Aerojet Rocketdyne’s balance sheet, and each of the net environmental cash flows and real estate cash flows were reflected as assets. For purposes of this analysis, stock based compensation was treated as a cash expense. Citi also calculated a range of estimated terminal values for Aerojet Rocketdyne under each set of Aerojet Rocketdyne Forecasts, by applying an illustrative range of perpetuity growth rates of 2.0% to 3.0% to Aerojet Rocketdyne’s estimated terminal year unlevered after-tax free cash flows (excluding the additional cash flow items) under that set of Aerojet Rocketdyne Forecasts. The illustrative range of perpetuity growth rates applied was selected by Citi based on its professional judgment and experience and taking into account, among other things, Aerojet Rocketdyne management’s views regarding future growth, as well as long-term growth expectations for the industry and trend in the overall economy generally. The range of estimated terminal values for Aerojet Rocketdyne under each set of Aerojet Rocketdyne Forecasts was then discounted to present values (as of September 30, 2020) and added to the estimated present values of the projected cash flows under that set of Aerojet Rocketdyne Forecasts in order to derive ranges of implied adjusted firm values for Aerojet Rocketdyne under that set of Aerojet Rocketdyne Forecasts.

In calculating the ranges of implied adjusted firm values for Aerojet Rocketdyne, Citi discounted the projected cash flows and estimated terminal values using discount rates ranging from 7.8% to 9.0%. Citi derived this range of discount rates based on a calculation of the weighted average cost of capital of Aerojet Rocketdyne it performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment, including target capital structure, after-tax cost of debt, unlevered betas for selected companies, tax rates, the equity market risk premium and yields for U.S. treasury notes.

From the range of implied adjusted firm values it derived under each set of Aerojet Rocketdyne Forecasts, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2020, ranging from approximately $(710) million to approximately $(726) million (calculated as debt, excluding in-the-money convertible debt, plus the tax-effected net present value of net Cost Accounting Standards (“CAS”) reimbursements and cash pension contributions/other post-employment benefits (“OPEB”) payments, less cash, cash equivalents, a range of tax-effected net present values of real estate cash flows and reported net environmental asset/(liability)), and divided the results by the number of shares of Aerojet Rocketdyne common stock outstanding on a fully diluted basis of approximately 90.1 million, calculated using the treasury share method and treating in-the-money convertible debt as converted to shares of Aerojet Rocketdyne common stock, based on information provided by Aerojet Rocketdyne management. The net present value of net CAS reimbursements and cash pension contributions/OPEB payments was calculated by discounting CAS reimbursements and cash pension contributions/OPEB payments reflected in the Aerojet Rocketdyne Forecasts using, at the direction of Aerojet Rocketdyne management, a 2.7% after tax cost of debt and 0% perpetuity growth rate. The range of tax-effected net present values of real estate cash flows was calculated by discounting projected cash flows from real estate provided by Aerojet Rocketdyne management using a range of discount rates of 7.8% to 9.0%, which Citi derived from a calculation of the weighted average cost of capital of Aerojet Rocketdyne. This analysis indicated the following approximate implied per share equity value reference ranges for Aerojet Rocketdyne (rounded to the nearest $0.25) under the Base Case Forecast and the Adjusted Base Case Forecast, as compared to $56.00 per share:

Implied per Share Equity Value Reference Range
Base Case Forecasts	$53.00 – $71.00
Adj. Base Case Forecasts	$49.75 – $66.25

The paragraph under the heading “The Merger — Opinion of Citigroup Global Markets Inc. – Financial Analyses – Present Value of Future Share Price Analysis” on page 61 of the Definitive Proxy Statement is hereby amended and restated as follows:

Citi performed an analysis to derive a range of illustrative present values per share of Aerojet Rocketdyne common stock as of December 18, 2020 based on theoretical future prices calculated by Citi for the shares of Aerojet Rocketdyne common stock under each of the Base Case Forecast and the Adjusted Base Case Forecast. Citi derived a range of theoretical future values per share for the shares of Aerojet Rocketdyne common stock as of December 31 of each of 2021, 2022 and 2023 using each of the Base Case Forecast and the Adjusted Base Case Forecast. For each set of Aerojet Rocketdyne Forecasts, Citi derived this range of theoretical future values per share by (i) applying illustrative one year forward adjusted firm value to Adjusted EBITDA (as defined, and as calculated as described, in the section of this proxy statement captioned “The Merger — Certain Unaudited Prospective Financial Information”) multiples of 9.5x to 10.9x to estimates of the Adjusted EBITDA of Aerojet Rocketdyne for each of calendar years 2022, 2023 and 2024, as reflected in that set of Aerojet Rocketdyne Forecasts, (ii) adjusting the resulting range of firm values to a range of equity values by subtracting Aerojet Rocketdyne’s estimated net debt and other for each period ending as of December 31 (calculated as estimated debt, excluding in-the-money convertible debt, plus estimated tax effected unfunded pension/OPEB liability, less estimated cash, cash equivalents, mid-point estimate of tax effected net present value of real estate cash flows and estimated net environmental asset/(liability)), and (iii) dividing the resulting range of equity values by the number of shares of Aerojet Rocketdyne common stock outstanding on a fully diluted basis, calculated using the treasury share method and treating in-the-money convertible debt as converted to shares of Aerojet Rocketdyne common stock, based on information provided by Aerojet Rocketdyne management. The firm value to Adjusted EBITDA multiples used by Citi were derived based on Citi’s professional judgment and experience and taking into account historical firm value to Adjusted EBITDA multiples of Aerojet Rocketdyne during the period from December 18, 2018 through December 18, 2020, which range of firm value to Adjusted EBITDA multiple represented Aerojet Rocketdyne’s trading multiple as of December 18, 2020 at the low end and the 75th percentile of Aerojet Rocketdyne’s trading multiple from December 18, 2018 through December 18, 2020 at the high end, in each case calculated using Wall Street analyst consensus estimates. By applying a discount rate of 8.7%, reflecting a mid-point estimate of Aerojet Rocketdyne’s cost of equity, Citi discounted to present value as of December 18, 2020 the theoretical future values per share it derived for Aerojet Rocketdyne under each set of Aerojet Rocketdyne Forecasts, to yield under each set of Aerojet Rocketdyne Forecasts a range of illustrative present values per share of Aerojet Rocketdyne common stock. This analysis indicated the following approximate implied per share equity value reference range for Aerojet Rocketdyne (rounded to the nearest $0.25) under each of the Base Case Forecast and the Adjusted Base Case Forecast, as compared to $56.00 per share:

Implied per Share Equity Value Reference Range
Base Case Forecasts	$43.50 – $48.50
Adj. Base Case Forecasts	$42.00 – $46.75

The paragraph under the heading “The Merger — Opinion of Evercore Group, L.L.C.. – Summary of Evercore’s Financial Analyses – Discounted Cash Flow Analysis” on page 67 of the Definitive Proxy Statement is hereby amended and restated as follows:

Evercore performed discounted cash flow analyses of Aerojet Rocketdyne to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate during Aerojet Rocketdyne’s fiscal years 2021 through 2029 based on each of the Base Case Forecast and the Adjusted Base Case Forecast. For purposes of this analysis, the projected cash flows provided by Aerojet Rocketdyne’s management were adjusted with management’s approval to exclude the impact of cash pension contributions and reimbursements, net environmental remediation cash flows and real estate cash flows (collectively, the “additional cash flow items”). The additional cash flow items were excluded from the projected cash flows on the basis that they are significant items that Aerojet Rocketdyne’s management believes are non-perpetual. The impact of cash pension contributions and reimbursements was reflected as a liability on Aerojet Rocketdyne’s balance sheet, and each of the net environmental cash flows and real estate cash flows were reflected as assets. Evercore calculated terminal values for Aerojet Rocketdyne by applying perpetuity growth rates of 2.0% to 3.0%, which range was selected based on Evercore’s professional judgment and experience, taking into account the Aerojet Rocketdyne Forecasts, to a terminal year estimate of the unlevered, after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate based on the Aerojet Rocketdyne Forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2020 using discount rates ranging from 7.50% to 8.75%, which were based on an estimate of Aerojet Rocketdyne’s weighted average cost of capital and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, Aerojet Rocketdyne’s net debt as of September 30, 2020 of approximately $(723) million (calculated as total debt (excluding convertible notes) less~~,~~ cash and marketable securities (excluding restricted cash and cash used to repurchase shares since September 30, 2020 per Aerojet Rocketdyne’s management) and net environmental asset position resulting from government and other reimbursements that Aerojet Rocketdyne management projects will more than fully offset Aerojet Rocketdyne’s payments related to its environmental remediation liabilities as of September 30, 2020, plus Aerojet Rocketdyne’s present value of forecast cash contributions to fund pension liabilities, net of federal government reimbursement for certain pension expenses, for fiscal years 2021 through 2029, and less Aerojet Rocketdyne’s average estimated present value of real estate) and the number of fully diluted shares of Aerojet Rocketdyne common stock of approximately 90.1 million shares, in each case as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne common stock rounded to the nearest $0.25 of $52.00 to $71.00 in the case of the Base Case Forecast and a range of implied equity values per share of Aerojet Rocketdyne common stock rounded to the nearest $0.25 of $48.75 to $66.25 in the case of the Adjusted Base Case Forecast, each as compared to the merger consideration of $56.00 per share of Aerojet Rocketdyne common stock minus, to the extent paid, the amount per share of the Pre-Closing Dividend.

The disclosure under the heading “Certain Unaudited Prospective Financial Information — Base Case Forecast” beginning on page 76 is hereby amended and restated as follows:

The following table presents a summary of the Base Case Forecast for the fiscal years ending December 31, 2020 through 2029, and the terminal year, for Aerojet Rocketdyne on a standalone basis (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
Total Revenue	$2,110	$2,263	$2,385	$2,518	$2,653	$2,781	$3,021	$3,359	$3,578	$3,818	$3,818
EBITDA and Unlevered Free Cash Flow (and computations thereof): (1) (2)
Operating Income	$249	$285	$305	$323	$340	$367	$403	$452	$484	$519	$519
Depreciation and Amortization	$67	$71	$66	$62	$59	$77	$83	$92	$98	$105	$105
EBITDA(1)	$316	$356	$371	$385	$399	$444	$486	$544	$582	$624	$624
Capital Expenditures	$(61)	$(54)	$(46)	$(45)	$(45)	$(59)	$(64)	$(72)	$(76)	$(81)	$(81)
Taxes	$(62)	$(84)	$(82)	$(85)	$(86)	$(99)	$(108)	$(120)	$(128)	$(136)	$(136)
Changes in Working Capital	$6	$20	$(86)	$25	$(12)	$(5)	$(4)	$(5)	$(3)	$(4)	$(4)
Pension and Other Postemployment Benefits Contributions, Net	$(19)	$(102)	$(77)	$(60)	$(57)	$(57)	$(57)	$(57)	$(56)	$(56)	$(56)
Stock-Based Compensation	$16	$22	$23	$23	$24	$22	$22	$22	$22	$22	$22
Other, Net	$—	$7	$13	$8	$6	$15	$12	$9	$4	$—	$11
Unlevered Free Cash Flow(2)	$196	$165	$116	$251	$229	$261	$287	$321	$345	$369	$380

(1)

EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

(2)

Unlevered Free Cash Flow is defined as EBITDA minus capital expenditures and taxes, and adjusted for changes in working capital ~~and~~, estimated pension and other postemployment benefits contributions, net, stock-based compensation and other, net adjustments. Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

Citi Adjustments in Respect of the Base Case Forecast. The following table sets forth the estimated amounts of the Adjusted EBITDA and Adjusted Unlevered Free Cash Flow of Aerojet Rocketdyne, as calculated by Citi in respect of the Base Case Forecast based on certain information provided by Aerojet Rocketdyne management for purposes of (and as approved by Aerojet Rocketdyne management for use by Citi in connection with) Citi’s financial analyses and opinion described in the section of this proxy statement captioned “The Merger — Opinion of Citigroup Global Markets Inc.” (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
EBITDA(1)	$316	$356	$371	$385	$399	$444	$486	$544	$582	$624	$624
EBITDA Attributable to Real Estate Segment	$2	$(2)	$(9)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
(Income)/Expense Related to Remeasurement of Net Environmental Remediation Asset/Liability	$3	$5	$4	$3	$3	$—	$—	$—	$—	$—	$—
Adjusted EBITDA~~(1)~~(2)	$320	$359	$365	$386	$400	$442	$483	$542	$580	$622	$622
Cost Accounting Standards Recoveries	$(47)	$(47)	$(50)	$(53)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)
Capital Expenditures	$(61)	$(54)	$(46)	$(45)	$(45)	$(59)	$(64)	$(72)	$(76)	$(81)	$(81)
Cash Taxes	$(54)	$(63)	$(65)	$(70)	$(75)	$(81)	$(90)	$(103)	$(111)	$(120)	$(127)
Changes in Net Working Capital	$6	$20	$(86)	$25	$(12)	$(5)	$(4)	$(5)	$(3)	$(4)	$(1)
Other	$2	$4	$5	$4	$3	$18	$15	$10	$7	$4	$4
Adjusted Unlevered Free Cash Flow~~(2)~~ (3)	$168	$220	$124	$247	$218	$261	$286	$319	$343	$366	$362

(1)	Reflects EBITDA as noted in the first table under this section of the proxy statement captioned “Certain Unaudited Prospective Financial Information — Base Case Forecast.”
~~(1)~~(2)

Adjusted EBITDA refers to EBITDA excluding EBITDA attributable to Aerojet Rocketdyne real estate segment and ~~income/(expense)~~ (income)/expense related to re-measurement of net environmental remediation asset/liability. Adjusted EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

~~(2)~~(3)

Adjusted Unlevered Free Cash Flow is defined as Adjusted EBITDA less Cost Accounting Standards recoveries, less capital expenditures, less cash taxes, less changes in net working capital and adjusted for other operating adjustments. Adjusted Unlevered Free Cash Flow excludes cash flows associated with Aerojet Rocketdyne real estate segment, cash pension and other postemployment benefits contribution payments, and cash flows associated with environmental liabilities. Adjusted Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

Evercore Adjustments in Respect of the Base Case Forecast. The following table sets forth the estimated amounts of the Adjusted EBITDA and Adjusted Unlevered Free Cash Flow of Aerojet Rocketdyne, as calculated by Evercore in respect of the Base Case Forecast based on certain information provided by Aerojet Rocketdyne management for purposes of (and as approved by Aerojet Rocketdyne management for use by Evercore in connection with) Evercore’s financial analyses and opinion described in the section of this proxy statement captioned “The Merger — Opinion of Evercore Group L.L.C.” (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
EBITDA(1)	$316	$356	$371	$385	$399	$444	$486	$544	$582	$624	$624
EBITDA Attributable to Real Estate Segment	$2	$(2)	$(9)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
(Income)/Expense Related to Remeasurement of Net Environmental Remediation Asset/Liability	$3	$5	$4	$3	$3	$—	$—	$—	$—	$—	$—
Adjusted EBITDA~~(1)~~ (2)	$320	$359	$365	$386	$400	$442	$483	$542	$580	$622	$622
Cost Accounting Standards Recoveries	—	$(47)	$(50)	$(53)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)
Capital Expenditures	—	$(54)	$(46)	$(45)	$(45)	$(59)	$(64)	$(72)	$(76)	$(81)	$(81)
Taxes	—	$(60)	$(61)	$(68)	$(73)	$(76)	$(84)	$(95)	$(102)	$(109)	$(116)
Changes in Net Working Capital	—	$20	$(86)	$25	$(12)	$(5)	$(4)	$(5)	$(3)	$(4)	$(4)
Stock-Based Compensation	—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other	—	$—	$—	$—	$—	$1	$(7)	$(19)	$(27)	$(35)	$(35)
Adjusted Unlevered Free Cash Flow~~(2)~~(3)	—	$219	$123	$245	$216	$248	$270	$297	$318	$338	$329

(1)	Reflects EBITDA as noted in the first table under this section of the proxy statement captioned “Certain Unaudited Prospective Financial Information — Base Case Forecast.”
~~(1)~~(2)

Adjusted EBITDA refers to EBITDA excluding EBITDA attributable to Aerojet Rocketdyne real estate segment and ~~income/(expense)~~ (income)/expense related to re-measurement of net environmental remediation liability. Adjusted EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

~~(2)~~(3)

Adjusted Unlevered Free Cash Flow represents Adjusted EBITDA less Cost Accounting Standards recoveries, capital expenditures, taxes, changes in net working capital and includes certain adjustments relating to stock-based compensation and other operating adjustments. Adjusted Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

The disclosure under the heading “Certain Unaudited Prospective Financial Information — Adjusted Base Case Forecast” beginning on page 77 is hereby amended and restated as follows:

The following table presents a summary of the Adjusted Base Case Forecast for the fiscal years ending December 31, 2020 through 2029, and the terminal year, for Aerojet Rocketdyne on a standalone basis (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
Total Revenue	$2,110	$2,185	$2,266	$2,402	$2,503	$2,641	$2,866	$3,166	$3,356	$3,483	$3,483
EBITDA and Unlevered Free Cash Flow (and computations thereof): (1) (2)
Operating Income	$249	$277	$293	$311	$325	$354	$387	$433	$461	$479	$479
Depreciation and Amortization	$67	$69	$63	$59	$56	$73	$79	$87	$92	$96	$96
EBITDA(1)	$316	$346	$356	$370	$381	$427	$466	$520	$553	$575	$575
Capital Expenditures	$(61)	$(54)	$(46)	$(45)	$(45)	$(58)	$(63)	$(70)	$(74)	$(77)	$(77)
Taxes	$(62)	$(82)	$(79)	$(82)	$(82)	$(96)	$(104)	$(115)	$(122)	$(126)	$(126)
Changes in Working Capital	$6	$18	$(82)	$24	$(11)	$(3)	$(4)	$(5)	$(3)	$(2)	$(2)
Pension and Other Postemployment Benefits Contributions, Net	$(19)	$(102)	$(77)	$(60)	$(57)	$(57)	$(57)	$(57)	$(56)	$(56)	$(56)
Stock-Based Compensation	$16	$22	$23	$23	$24	$22	$22	$22	$22	$22	$22
Other, Net	$—	$9	$9	$9	$4	$16	$13	$8	$5	$2	$38
Unlevered Free Cash Flow(2)	$196	$157	$104	$239	$214	$251	$273	$303	$325	$338	$374

(1)

EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

(2)

Unlevered Free Cash Flow is defined as EBITDA minus capital expenditures and taxes, and adjusted for changes in working capital ~~and~~, estimated pension and other postemployment benefits contributions, net, stock-based compensation and other, net adjustments. Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

Citi Adjustments in Respect of the Adjusted Base Case Forecast. The following table sets forth the estimated amounts of the Adjusted EBITDA and Adjusted Unlevered Free Cash Flow of Aerojet Rocketdyne, as calculated by Citi in respect of the Adjusted Base Case Forecast based on certain information provided by Aerojet Rocketdyne management for purposes of (and as approved by Aerojet Rocketdyne management for use by Citi in connection with) Citi’s financial analyses and opinion described in the section of this proxy statement captioned “The Merger — Opinion of Citigroup Global Markets Inc.” (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
EBITDA(1)	$316	$346	$356	$370	$381	$427	$466	$520	$553	$575	$575
EBITDA Attributable to Real Estate Segment	$2	$(2)	$(9)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
(Income)/Expense Related to Remeasurement of Net Environmental Remediation Asset/Liability	$3	$5	$4	$3	$3	$—	$—	$—	$—	$—	$—
Adjusted EBITDA~~(1)~~(2)	$320	$349	$350	$372	$382	$424	$464	$517	$550	$573	$573
Cost Accounting Standards Recoveries	$(47)	$(47)	$(50)	$(53)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)
Capital Expenditures	$(61)	$(54)	$(46)	$(45)	$(45)	$(58)	$(63)	$(70)	$(74)	$(77)	$(77)
Cash Taxes	$(54)	$(61)	$(62)	$(67)	$(71)	$(77)	$(86)	$(98)	$(105)	$(110)	$(115)
Changes in Net Working Capital	$6	$18	$(82)	$24	$(11)	$(3)	$(4)	$(5)	$(3)	$(2)	$(1)
Other	$2	$4	$5	$4	$3	$18	$15	$11	$8	$6	$6
Adjusted Unlevered Free Cash Flow~~(2)~~(3)	$168	$210	$116	$234	$205	$250	$273	$302	$322	$336	$332

(1)	Reflects EBITDA as noted in the first table under this section of the proxy statement captioned “Certain Unaudited Prospective Financial Information — Adjusted Base Case Forecast.”
~~(1)~~(2)

Adjusted EBITDA refers to EBITDA excluding EBITDA attributable to Aerojet Rocketdyne real estate segment and ~~income/(expense)~~ (income)/expense related to re-measurement of net environmental remediation asset/liability. Adjusted EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

~~(2)~~(3)

Adjusted Unlevered Free Cash Flow is defined as Adjusted EBITDA less Cost Accounting Standards recoveries, less capital expenditures, less cash taxes, less changes in net working capital and adjusted for other operating adjustments. Adjusted Unlevered Free Cash Flow excludes cash flows associated with Aerojet Rocketdyne real estate segment, cash pension and other postemployment benefits contribution payments, and cash flows associated with environmental liabilities. Adjusted Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

Evercore Adjustments in Respect of the Adjusted Base Case Forecast. The following table sets forth the estimated amounts of the Adjusted EBITDA and Adjusted Unlevered Free Cash Flow of Aerojet Rocketdyne, as calculated by Evercore in respect of the Adjusted Base Case Forecast based on certain information provided by Aerojet Rocketdyne management for purposes of (and as approved by Aerojet Rocketdyne management for use by Evercore in connection with) Evercore’s financial analyses and opinion described in the section of this proxy statement captioned “The Merger — Opinion of Evercore Group L.L.C.” (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
EBITDA(1)	$316	$346	$356	$370	$381	$427	$466	$520	$553	$575	$575
EBITDA Attributable to Real Estate Segment	$2	$(2)	$(9)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
(Income)/Expense Related to Remeasurement of Net Environmental Remediation Asset/Liability	$3	$5	$4	$3	$3	$—	$—	$—	$—	$—	$—
Adjusted EBITDA~~(1)~~(2)	$320	$349	$350	$372	$382	$424	$464	$517	$550	$573	$573
Cost Accounting Standards Recoveries	—	$(47)	$(50)	$(53)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)	$(54)
Capital Expenditures	—	$(54)	$(46)	$(45)	$(45)	$(58)	$(63)	$(70)	$(74)	$(77)	$(77)
Taxes	—	$(58)	$(58)	$(65)	$(70)	$(73)	$(80)	$(90)	$(96)	$(101)	$(106)
Changes in Net Working Capital	—	$18	$(82)	$24	$(11)	$(3)	$(4)	$(5)	$(3)	$(2)	$(2)
Stock-Based Compensation	—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other	—	$—	$—	$—	$—	$1	$(7)	$(18)	$(25)	$(29)	$(29)
Adjusted Unlevered Free Cash Flow~~(2)~~(3)	—	$209	$114	$233	$204	$238	$257	$281	$299	$310	$302

(1)	Reflects EBITDA as noted in the first table under this section of the proxy statement captioned “Certain Unaudited Prospective Financial Information — Adjusted Base Case Forecast.”
~~(1)~~(2)

Adjusted EBITDA refers to EBITDA excluding EBITDA attributable to Aerojet Rocketdyne real estate segment and ~~income/(expense)~~ (income)/expense related to re-measurement of net environmental remediation liability. Adjusted EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

~~(2)~~(3)

Adjusted Unlevered Free Cash Flow represents Adjusted EBITDA less Cost Accounting Standards recoveries, capital expenditures, taxes, changes in net working capital and includes certain adjustments relating to stock-based compensation and other operating adjustments. Adjusted Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

The disclosure under the heading “Certain Unaudited Prospective Financial Information — Risk Adjusted Case Analysis” beginning on page 79 is hereby amended and restated as follows:

The following table presents a summary of the Risk Adjusted Case Analysis for the fiscal years ending December 31, 2020 through 2029, and the terminal year, for Aerojet Rocketdyne on a standalone basis (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
Total Revenue	$2,110	$2,106	$2,140	$2,275	$2,383	$2,523	$2,775	$3,060	$3,232	$3,365	$3,365
EBITDA and Unlevered Free Cash Flow (and computations thereof): (1)(2)
Operating Income	$249	$270	$281	$299	$313	$343	$381	$424	$450	$469	$469
Depreciation and Amortization	$67	$66	$59	$56	$53	$69	$76	$84	$89	$93	$93
EBITDA(1)	$316	$336	$340	$355	$366	$412	$457	$508	$539	$562	$562
Capital Expenditures	$(61)	$(54)	$(46)	$(45)	$(45)	$(58)	$(63)	$(70)	$(74)	$(77)	$(77)
Taxes	$(62)	$(80)	$(75)	$(78)	$(79)	$(93)	$(102)	$(113)	$(119)	$(124)	$(124)
Changes in Working Capital	$6	$20	$(86)	$25	$(12)	$(3)	$(4)	$(5)	$(3)	$(2)	$(2)
Pension and Other Postemployment Benefits Contributions, Net	$(19)	$(102)	$(77)	$(60)	$(57)	$(57)	$(57)	$(57)	$(57)	$(57)	$(57)
Stock-Based Compensation	$16	$22	$23	$23	$24	$22	$22	$22	$22	$22	$22
Other, Net	$—	$6	$13	$7	$6	$18	$12	$9	$5	$3	$50
Unlevered Free Cash Flow(2)	$196	$148	$92	$227	$203	$241	$265	$294	$313	$327	$374

(1)

EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

(2)

Unlevered Free Cash Flow is defined as EBITDA minus capital expenditures and taxes, and adjusted for changes in working capital ~~and~~, estimated pension and other postemployment benefits contributions, net, stock-based compensation and other, net adjustments. Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

The disclosure under the heading “Management Presentation Forecast” beginning on page 79 is hereby amended and restated as follows:

The following table presents a summary of the Management Presentation Forecast for the fiscal years ending December 31, 2020 through 2029, and the terminal year, for Aerojet Rocketdyne on a standalone basis (amounts may reflect rounding):

	Year Ending December 31,
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	Terminal Year
	($ in millions)
Total Revenue	$2,088	$2,222	$2,281	$2,359	$2,476	$2,716	$3,141	$3,359	$3,572	$3,769	$3,769
EBITDA and Unlevered Free Cash Flow (and computations thereof): (1)(2)
Operating Income	$241	$276	$293	$303	$317	$358	$421	$453	$484	$512	$512
Depreciation and Amortization	$67	$70	$63	$58	$55	$75	$86	$92	$98	$104	$104
EBITDA(1)	$308	$346	$356	$361	$372	$433	$507	$545	$582	$616	$616
Capital Expenditures	$(61)	$(54)	$(46)	$(45)	$(45)	$(60)	$(69)	$(74)	$(79)	$(83)	$(83)
Taxes	$(60)	$(82)	$(79)	$(79)	$(80)	$(97)	$(112)	$(119)	$(127)	$(134)	$(134)
Changes in Working Capital	$6	$19	$(83)	$25	$(10)	$(4)	$(7)	$(3)	$(3)	$(3)	$(3)
Pension and Other Postemployment Benefits Contributions, Net	$(19)	$(102)	$(77)	$(60)	$(57)	$(57)	$(57)	$(57)	$(57)	$(57)	$(57)
Stock-Based Compensation	$16	$22	$23	$23	$24	$22	$22	$22	$22	$22	$22
Other, Net	$—	$7	$13	$6	$5	$15	$9	$4	$2	$(1)	$10
Unlevered Free Cash Flow(2)	$190	$156	$107	$231	$209	$252	$293	$318	$340	$360	$371

(1)

EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a GAAP financial measure as it ~~excludes~~ includes amounts not included in ~~net~~ operating income ~~(loss)~~, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP.

(2)

Unlevered Free Cash Flow is defined as EBITDA minus capital expenditures and taxes, and adjusted for changes in working capital ~~and~~, estimated pension and other postemployment benefits contributions, net, stock-based compensation and other, net adjustments. Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP.

The disclosure under the heading “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger” is hereby amended and supplemented by inserting the following subsection entitled “Future Involvement of Aerojet Rocketdyne Directors and Executive Officers” after footnote 4 on page 85 of the Definitive Proxy Statement:

Future Involvement of Aerojet Rocketdyne Directors and Executive Officers

There have been no substantive discussions between Aerojet Rocketdyne and Lockheed Martin, or between their respective executive officers, regarding post-Merger employment or retention by Lockheed Martin of any of Aerojet Rocketdyne’s executive officers, or regarding post-Merger board membership of any director or executive officer of Aerojet Rocketdyne on the Lockheed Martin board of directors. In addition, none of Lockheed Martin’s indication of interest communications to Aerojet Rocketdyne during the course of the parties’ negotiations regarding the Merger (including Lockheed Martin’s July 14, 2020 letter, August 4, 2020 letter, September 30, 2020 oral communication, October 30, 2020 letter and November 10, 2020 letter) mentioned any post-Merger employment or retention by Lockheed Martin of any of Aerojet Rocketdyne’s executive officers.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the proposed transaction with Lockheed Martin, the Company has filed the Definitive Proxy Statement and other relevant documents with the SEC. The Company’s stockholders are urged to read the Definitive Proxy Statement (including any amendments or supplements thereto) and other relevant documents in connection with the proposed transaction when available because they will contain important information about the proposed transaction. The Definitive Proxy Statement and other relevant documents filed with the SEC, when available, can be obtained on the SEC’s website at http://www.sec.gov. In addition, you may obtain free copies of the Definitive Proxy Statement and the other documents filed by the Company with the SEC by requesting them in writing from Aerojet Rocketdyne Holdings, Inc., Attn: Corporate Secretary, 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245, telephone: (310) 252-8100, or from the “Investor Relations” section of the Company’s website, www.rocket.com.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including their ownership of common stock of the Company, can be found in the Company’s 2020 Annual Meeting proxy statement filed with the SEC on March 24, 2020, and in the Definitive Proxy Statement. To the extent ownership of the Company’s securities by its directors and executive officers has changed since the amounts disclosed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents on the SEC’s website or from the Company’s website. Stockholders will be able to obtain additional information regarding the Company’s directors and executive officers, including their interests, by reading the Definitive Proxy Statement and other relevant documents that the Company will file with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

Certain information contained in this communication should be considered “forward-looking statements” as defined by Section 21E of the Securities Exchange Act of 1934, as amended. All statements included or incorporated by reference in this communication, other than statements of historical fact, may be forward-looking statements.

Stockholders can identify forward-looking statements by the use of words such as “estimate,” “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the Merger will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the transaction include: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) other conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the Company’s business may suffer as a result of uncertainty surrounding the transaction, including due to disruption of current plans and operations and the potential difficulties in employee retention as a result of the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) required regulatory approvals may not be obtained on a timely basis or at all; and (7) an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” section in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC. Forward-looking statements speak only as of the date hereof, and no obligation is assumed to update any forward-looking statements, even if expectations change, except as required by law.